EXHIBIT C

NOTICE OF INTENT TO TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

SKYBRIDGE MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

Tendered Pursuant to the Offer to Purchase Dated September 25, 2014

THIS NOTICE OF INTENT TO TENDER MUST BE
RECEIVED BY BNY MELLON INVESTMENT SERVICING BY FRIDAY, OCTOBER 24, 2014.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., NEW YORK TIME, ON FRIDAY,
OCTOBER 24, 2014, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver via U.S. Post Service mail to:

SkyBridge Capital c/o
BNY Mellon Investment Servicing
PO Box 9861
Providence, RI 02940-5078

or via overnight private shipping service to:

SkyBridge Capital c/o
BNY Mellon Investment Servicing
4400 Computer Drive
Westborough, MA 01581

For additional information:

Phone:  (855) 631-5474

Fax:  (508) 599-4150

You may also direct questions to your financial consultant.

SkyBridge Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned hereby tenders to SkyBridge Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the shares of limited liability company interests in the Company (“Shares”) (such Shares designated as “Multi-Strategy Series G” Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 25, 2014 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender.  THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

A promissory note for the purchase price will be held in the undersigned’s account with his or her authorized placement agent designated for this purpose.  Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account.  The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of December 31, 2014, or, if the Offer is extended, such later date as described in Section 3 of the Offer to Purchase.  The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.  A form to use to give notice of withdrawal of a tender is available upon request.

INSTRUCTIONS TO TENDERING MEMBER:  PLEASE FAX OR MAIL VIA U.S. POST SERVICE IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:  SKYBRIDGE CAPITAL C/O BNY MELLON INVESTMENT SERVICING, PO BOX 9861, PROVIDENCE RI 02940-5078; OR VIA PRIVATE OVERNIGHT SERVICE TO SKYBRIDGE CAPITAL C/O BNY MELLON INVESTMENT SERVICING, 4400 COMPUTER DRIVE, WESTBOROUGH, MA 01581.  FOR ADDITIONAL INFORMATION:  PHONE (855) 631-5474  FAX:  (508) 599-4150.  IF THE MEMBER CHOOSES TO FAX THE NOTICE OF INTENT TO TENDER, IT SHOULD MAIL THE ORIGINAL NOTICE OF INTENT TO TENDER TO BNY MELLON INVESTMENT SERVICING PROMPTLY AFTER IT IS FAXED (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 11:59 P.M., NEW YORK TIME, ON FRIDAY, OCTOBER 24, 2014).

PART 1.	NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD COMPLETE FOR EACH):

Name of Shareholder: _______________________________________________

Social Security No.
or Taxpayer
Identification No.: __________________

Telephone Number: __________________

Name of Joint Shareholder: __________________________________________

Social Security No.
or Taxpayer
Identification No.: __________________

Telephone Number: __________________
PART 2.	SHARES BEING TENDERED (PLEASE SPECIFY
DOLLAR AMOUNT):

Such tender is with respect to (specify one):

☐	All of the undersigned’s Shares.

☐	A portion of the undersigned’s Shares expressed as a specific dollar amount.

$ __________

A minimum account balance of $25,000 (or any lower amount equal to a Shareholder’s initial subscription amount net of placement fees) must be maintained after taking into account this tender (the “Required Minimum Balance”).  The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.	PAYMENT.
CASH PAYMENT

Cash payments will be wire transferred to the account from which the undersigned’s most recent subscription funds were debited.  Please confirm that account number:

Account Number

Cash payments will be paid only to the registered account holders.  Please note that no third party payments will be made

PROMISSORY NOTE

The promissory note will be held in the undersigned’s account referenced above.  A copy may be requested by calling (855) 631-5474 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

PART 4.	SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Print Name of Shareholder

Title (if applicable)	Title (if applicable)
Date: ______________	Date: ______________

NOTICE OF INTENT TO TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

SKYBRIDGE MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC
FOR CLIENTS OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Tendered Pursuant to the Offer to Purchase Dated September 25, 2014

YOUR MERRILL LYNCH FINANCIAL ADVISOR/PORTFOLIO MANAGER MUST SUBMIT THIS NOTICE OF INTENT TO TENDER FOR PROCESSING BY 11:59 P.M., NEW YORK TIME ON FRIDAY, OCTOBER 24, 2014.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., NEW YORK TIME, ON FRIDAY,
OCTOBER 24, 2014, UNLESS THE OFFER IS EXTENDED.

Should you wish to participate in this Offer, please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the order and provide you with a customized Notice of Intent to Tender for your account.  The Notice of Intent to Tender generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager.

For additional information call your Merrill Lynch Financial Advisor/Portfolio Manager.

1

SkyBridge Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned hereby tenders to SkyBridge Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the shares of limited liability company interests in the Company (“Shares”) (such Shares designated as “Multi-Strategy Series G” Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 25, 2014 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender.  THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

A promissory note for the purchase price will be held in the undersigned’s account with his or her authorized placement agent designated for this purpose.  Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account.  A copy of the promissory note may be requested by calling your Merrill Lynch Financial Advisor/Portfolio Manager or BNY Mellon Investment Servicing at (855) 631-5474, and will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.  The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of December 31, 2014, or, if the Offer is extended, such later date as described in Section 3 of the Offer to Purchase.  The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.  A form to use to give notice of withdrawal of a tender is available upon request.

2

INSTRUCTIONS TO TENDERING MEMBER:  PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR/PORTFOLIO MANAGER WHO WILL ENTER THE TENDER ORDER AND PROVIDE YOU WITH A CUSTOMIZED NOTICE OF INTENT TO TENDER FOR YOUR ACCOUNT.  THE NOTICE OF INTENT TO TENDER GENERATED FOR YOUR ACCOUNT WILL NEED TO BE SIGNED AND RETURNED OR DELIVERED TO YOUR MERRILL LYNCH FINANCIAL ADVISOR/PORTFOLIO MANAGER.  FOR ADDITIONAL INFORMATION, CALL YOUR MERRILL FINANCIAL ADVISOR/PORTFOLIO MANAGER.  IF THE MEMBER CHOOSES TO FAX THE SIGNED NOTICE OF INTENT TO TENDER (OR OTHERWISE DELIVER NOT IN ORIGINAL FORM), IT SHOULD MAIL THE ORIGINAL NOTICE OF INTENT TO TENDER TO ITS MERRILL FINANCIAL ADVISOR/PORTFOLIO MANAGER PROMPTLY AFTER IT IS INITIALLY DELIVERED (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 11:59 P.M., NEW YORK TIME, ON FRIDAY, OCTOBER 24, 2014).

3

Tender Offer Request
Order Form - U.S. Investors
Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Instructions for Submitting a Request for a Tender Offer for Alternative Investments at Bank of America

After discussing the terms of the tender offer or redemption request with the client, the Financial Advisor, Portfolio Manager or registered representative (each, an “Investment Professional”) needs to:

1.	REVIEW CLIENT information
Review all pages of this document for accuracy and completeness.

2.	REVIEW with your CLIENT
Ensure your client understands, verifies and completes all sections of this document.

3.	SIGN and DATE
YOUR CLIENT MUST sign and date the document. (For fiduciary accounts: Instructions for signing requirements are included in the offering kits of each Fund).

4.	SCAN to your desktop, SUBMIT through the Alternative Investments Processing Center
Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website.

Financial Advisor/Portfolio Manager Attestation

Name:

Production # /
Common Associate ID:	Phone Number:

The undersigned Investment Professional hereby certifies that the client is known to and is a client of the Investment Professional, and has had substantive discussions with the client regarding the client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that any and all of the representations made by the client in the Tender Offer / Redemption Request are true and correct, (ii) based on information obtained from the client concerning the client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the client, and (iii) that the client’s contact information on record with the selling agent and as noted on this Tender Offer / Redemption Request is true and correct.

The Investment Professional confirmed that the client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of units or shares (or other form of interest) issued by each Fund in which the client currently invests.

Investment
Professional Signature:	Date:

1 of 3
TENDER_US_v2.0

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Client(s) /Account Details

Client’s Name(s):

Account Classification:

Client Account:	Social Security # / Tax ID:

Primary Address for
Fund Registration:

Request Tender / Redemption Details

Fund Name

Effective Date	Cut-off Date	Channel	Tender Type	Units (If Partial)

☐ Full ☐ Partial

 Payment - Cash

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned’s account.

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:		2 of 3

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Signature

The Undersigned acknowledges that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal and all capitalized terms used herein have the meaning as defined in the Offer. Except as stated in the Offer, this request is irrevocable. The Undersigned acknowledges the absolute right of the Fund to reject any and all tenders determined by Fund, in its sole discretion, not to be in the appropriate form. The Undersigned represents that the Undersigned is the beneficial owner of the Interests in the Fund to which this request, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification

The Undersigned hereby represents, warrants and certifies as follows (a) under penalties of perjury, by signature below, the Undersigned certifies that the Social Security/Taxpayer ID Number set forth in these Signature Pages is the true, correct and complete Social Security/Taxpayer ID Number of the Undersigned,  and the Undersigned is a “United States person” (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien, (b) under penalties of perjury, by signature below, the Undersigned certifies that the Undersigned is not subject to backup withholding because (i) the Undersigned is exempt from backup withholding, (ii) the Undersigned has not been notified by the Internal Revenue Service that the Undersigned is subject to backup withholding , or (iii) the Internal Revenue Service has notified the Undersigned that the Undersigned is no longer subject to backup withholding, (c) the Undersigned agrees to notify their Investment Professional within 30 days of any change in the information set forth above.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature 1: Required

Signature:		Date:

Signer’s Name:
(please print)

Signature 2:

Signature:		Date:

Signer’s Name:	Title:
(please print)

Document #:	Client Account:	Prod #/UST CAI #:

Client Name:		3 of 3